UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

ALLIANCE MMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 739-7825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment of SCWorx Securities Purchase Agreement/SCWorx funding of additional $275,000

As previously reported, on June 28, 2018, Alliance MMA Inc. (the “Company” or “Registrant”) entered into a Securities Purchase Agreement (the “SPA”) with SCWorx Acquisition Corp. a big data software as services (SaaS) company servicing the healthcare industry (f/k/a SCWorx Acquisition Corp.) (“SCWorx”), under which it agreed to sell up to $1,000,000 in principal amount of convertible notes and warrants to purchase up to 671,142 shares of Company common stock. The notes are convertible into shares of common stock at a conversion price of $.3725 and the warrants are exercisable for shares of Company common stock at an exercise price of $.3725. Through August 21, 2018, the Company had sold SCWorx convertible notes in the aggregate principal amount of $750,000 and warrants to purchase 503,355 shares of Company common stock, for an aggregate purchase price of $750,000.

SCWorx has raised in the aggregate $1,250,000 of capital in anticipation of the closing of the Company’s acquisition of SCWorx.

On December 18, 2018, the SPA was amended (“Amended SPA”) to:

•	Increase by $250,000, to $1,250,000, the principal amount of convertible notes SCWorx may purchase from the Company

•	To set (i) the conversion price on the $500,000 unsold portion of the notes at $.20 per share (subject to adjustment) and (ii) the warrant exercise price at $.30 (subject to adjustment) with regard to the warrants issuable in connection with the remaining $500,000 in convertible notes (warrants to purchase 625,000 shares)

Pursuant to the Amended SPA, SCWorx has to date purchased $275,000 of the $500,000 of additional convertible notes (plus warrants to purchase 343,750 shares), bringing the aggregate amount of convertible notes SCWorx has purchased to $1,025,000. These notes bear interest at 10% per annum, mature one year from the date of issue and are subject to automatic conversion upon consummation of the Company’s acquisition of SCWorx.

Amendment of SCWorx Share Exchange Agreement

As previously reported, on August 20, 2018, the Registrant entered into a Share Exchange Agreement (the “Agreement”) with SCWorx.

Under the Agreement, the Company originally agreed to purchase from the existing SCWorx shareholders all the issued and outstanding common stock of SCWorx, in exchange for shares of Company common stock equal to the quotient of $50,000,000 divided by the closing price of the Company’s common stock at closing (subject to a price cap of $.67 per share).

On December 18, 2018, the Share Exchange Agreement with SCWorx and its shareholders was amended as follows:

•	To fix the number of AMMA shares issuable to SCWorx’s shareholders at 100,000,000 shares, based on an agreed value of SCWorx of $50,000,000 and an agreed value of AMMA shares of $0.50 per share.

•	To provide that AMMA would issue 190,000 Preferred Stock Units, comprised of 190,000 shares of Series A Preferred Stock convertible (subject to shareholder approval) into shares of common stock at a conversion price of $0.20 per share, subject to adjustment, and warrants to purchase 4,750,000 shares of common stock, with an exercise price of $0.30 per share, subject to adjustment.

•	To extend until January 31, 2019 the outside date to close the acquisition of SCWorx.

Consummation of the transactions contemplated by the Agreement is subject to the satisfaction of a variety of conditions, including approval by the Company and SCWorx’s shareholders and the combined company meeting the listing qualifications for initial inclusion on the Nasdaq Stock Market LLC (“Nasdaq”). There can be no assurance that the Registrant will be able to complete the SCWorx acquisition.

Upon completion of the acquisition transaction, SCWorx’ management will take over management of the Company.

Completion of sale of $6.15 million face value of Series A Preferred Stock Units

The Company has sold an aggregate of $6,150,000 in Series A Preferred Stock Units comprised in the aggregate of 6,150,000 shares of Preferred Stock (face value $10 per share), convertible into common stock at a rate of $.20 per share (subject to adjustment), and (ii) warrants to purchase up to 15,375,000 shares of common stock, with an exercise price of $.30 per share (subject to adjustment) (the “Preferred Stock Units”).The sale of the Preferred Stock Units is deemed a below market issuance (on an as converted basis) of more than 20% of the Company’s issued and outstanding common shares. As such, the conversion of the Preferred Shares and exercise of the Warrants is subject to shareholder approval, as required by Nasdaq Rule 5635(d).

In connection with the sale of the Preferred Stock Units, the Company (i) received $5.5 million in cash proceeds and (ii) satisfied approximately $650,000 of indebtedness, for an aggregate of $6,150,000.

The cash amount raised from the sale of the Preferred Stock Units must be kept in a reserve account pending the closing of the Company’s acquisition of SCWorx. Upon the closing of the acquisition, these funds will be available to fund the business of the combined company.

The following summarizes certain material terms of the Preferred Stock Units:

Purchase Price:	$10 per Preferred Stock Unit, up to $9 million in the aggregate

Securities:	Preferred Stock Units, each Unit comprised of one share of convertible Preferred Stock and a warrant to purchase 25 shares of common stock at an exercise price of $0.30 per share
Warrants to purchase Company common stock, exercisable, upon shareholder approval, into common stock at a rate of $0.30 per share (subject to adjustment)(1)

Price Anti-dilution Adjustment:	The conversion and exercise price of the Preferred Stock and warrants is subject to reduction if the Company issues securities at a lower price than the applicable conversion/exercise price, subject to certain exceptions

Refund of Unit Purchase Price:	The Company must refund the cash purchase price of the Units if either (i) its common stock is delisted from Nasdaq or (ii) the stockholders of AMMA do not approve the sale of the Preferred Stock Units

Automatic Conversion:	The Preferred Stock is subject to automatic conversion under specified conditions if the 20-day volume weighted average price is greater than one hundred thirty percent (130%) of the conversion price (initially $0.20) for twenty consecutive trading day

Redemption Right:	The Company has the option under specified conditions to redeem the Preferred Stock beginning upon the earlier of (i) six months after the closing date or (ii) the effective date of the registration statement covering the underlying shares, at a price equal to 120% of the original issue price.

Registration Rights:	Within thirty day of closing the Acquisition, AMMA is required to file a Securities Act registration statement covering the shares underlying the Preferred Stock and Warrants

__________________________

(1)	For each $100,000 investment in Preferred Stock Units, the Holder is entitled to warrants to purchase 250,000 shares of common stock at an initial exercise price of $0.30 per share.

Item 9.01.	Financial Statements and Exhibits.

10.1	Securities Purchase Agreement with SCWorx Corp dated June 28, 2018, as amended December 18, 2018

10.2	$275,000 Convertible Note issued to SCWorx dated December 18, 2018

10.3	Warrant dated December 18, 2018 issued to SCWorx related to $275,000 convertible note

10.4	Share Exchange Agreement with SCWorx Corp dated August 20, 2018, as amended December 18, 2018

10.5	Securities Purchase Agreement for up to $9 million Preferred Stock Units, executed by the registrant December 18, 2018

10.6	Certificate of Designations of Series A Convertible Preferred Stock

10.7	Form of Warrant related to Series A Convertible Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE MMA, INC.

	By:	/s/John Price
John Price
Co-President, Chief Financial Officer

Dated: December 19, 2018